Exhibit 10.3
Revenue Sharing Agreement

THIS REVENUE SHARING AGREEMENT (this “Agreement”), dated as of February __, 2011, by and among Feel Golf Co., Inc., a California corporation (the “Company”), and the Long Side Ventures LLC, a Florida limited liability company (“Long Side”).

Whereas, the Company and Long Side have entered into a Convertible Debenture and Subscription agreement of even date herewith; and

Whereas, The Company is acquiring Pro Line Sports Inc., with the proceeds therefrom.

Now therefore, for $10 and other good and valuable consideration the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

1.           Revenue Share.

a.           The Company shall pay Long Side 1% of Gross Revenues from all sales of the Company, Pro Line Sports and any other business acquired during the term hereof.
The Revenue Share shall commence on the transaction closing date and continue until December 31, 2014. The Revenue Share payment shall be disbursed Long Side on or before the 15th day of the month for those sales in the previous calendar month. The Revenue Share payment to Long Side shall be accompanied by a written statement (the "Revenue Share Statement") setting forth the calculations of the Revenue Share paid. If Long Side disputes any amounts shown in the Revenue Share Statement, Long Side shall notify the Company in writing of such dispute within thirty (30) days from the date of the Revenue Share Statement. The dispute statement shall include a general description of the dispute and documentation supporting Long Side’s position.

b.           The Company will retain at its principal place of business, for a period of three (3) years after the due date of each Revenue Share Statement all of the files, records and books of accounts prepared in the normal course of business which contain data reasonably required for the computation and verification of the amounts paid by the Company in connection with each such Revenue Share Statement. The Company will permit Long Side and its representatives, on reasonable notice, to audit at any reasonable times (but not more often than twice each fiscal year) all such files, records and books of accounts and to take extracts therefrom and make copies thereof for the purpose of verifying the correctness of the Revenue Share Statements provided by the Company hereunder. Long Side shall pay the cost of such audits. If any such audit reveals that the Company has underpaid Long Side, the Company will promptly pay Long Side the amount of the underpayment.

2.           Independent Entities: The Parties expressly acknowledge that the Parties hereto are independent entities and nothing contained in this Agreement shall be construed to create an agency, partnership, joint venture, employment, or any other relationship unless the Parties shall expressly provide to the contrary. Each Party shall be responsible for its own employees and expenses, including payment of all federal, state and local employment taxes.

3.           Indemnification: Company shall defend and indemnify Long Side, against any and all liabilities, claims, suits, other legal actions and proceedings, demands, damages, losses, costs and expenses of any kind or nature, including, without limitation, reasonable legal fees and expenses, arising out of or otherwise relating to the operation of the Company. In such event, Company shall within ten (10) business days of its receipt of the notice of the claim or demand, assume the entire control of the defense, compromise or settlement of the matter, including, at Company's expense, employment of counsel of Company's choice. Long Side shall reasonably cooperate with Company in the defense of any such claims.

4.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company, to: Feel Golf Company., 1354-T Dayton St., Salinas, CA 93901 Attn: David Otterbach telecopier number: 831-422-9301, (ii) if to Long Side, to: Long Side Ventures LLC, Attention Ben Kaplan, 1800 S. Ocean Dr., PH2, Hallandale Beach, FL. US 33009, with an additional copy by telecopier only to: Jonathan D. Leinwand, Esq., telecopier number: (954) 252-4265.

(b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof.  No right or obligation of the Company shall be assigned without prior notice to and the written consent of Long Side.

(c)           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Long Side.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)            Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(e)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Broward County, Florida.  The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

In Witness whereof the Parties hereto have affixed their signatures below on the date first set forth above.

FEEL GOLF COMPANY INC.                                                                           LONG SIDE VENTURES LLC

By:__________________________                                                                                     By:__________________________

Name:________________________                                                                                     Name:________________________

Title:_________________________                                                                                     Title:_________________________

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